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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                 ILLINOIS SUPERCONDUCTOR CORPORATION OF DELAWARE


         THE UNDERSIGNED, a natural person, in order to form a corporation under the General Corporation Law of the State of Delaware (as amended from time to time, the "Law"), hereby certifies that:


                                 ARTICLE 1. NAME

         The name of the Corporation is ILLINOIS SUPERCONDUCTOR CORPORATION OF DELAWARE (the "Corporation").


                     ARTICLE 2. REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office in the State of Delaware is Suite L-100, 32 Loockerman Square, in the City of Dover, 19901, County of Kent. The name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.


                               ARTICLE 3. PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                           ARTICLE 4. AUTHORIZED STOCK

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is Nineteen Million Nine Hundred Sixty-Six Thousand (19,966,000), of which Fifteen Million (15,000,000) shares are of a class designated "Common Stock" (referred to in this Certificate as "Common"), and Four Million Nine Hundred Sixty-Six Thousand shares are of a class designated "Preferred Stock" (referred to in this Certificate as "Preferred"). The total number of shares of all classes of stock which the Corporation shall have authority to issue, and the number of shares of Preferred, may be reduced from time to time in accordance with Section of this Certificate. The Common shall have a par value of $.001 per share. The Preferred shall have a par value of $.001 per share.




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              ARTICLE 5. POWERS AND QUALIFICATIONS OF COMMON STOCK

                  The powers, preferences and rights, and the qualifications, limitations, and restrictions thereof, of the Common are as follows:

                  5.1. VOTING RIGHTS. Except as otherwise required by law or provided in this Certificate, each share of Common shall entitle the holder thereof to one vote on each matter submitted to a vote of the stockholders of the Corporation.

                  5.2. DIVIDEND RIGHTS. Except as otherwise provided by law or this Certificate, the holders of Common shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation.

                  5.3. LIQUIDATION RIGHTS. In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any outstanding shares of Preferred shall be entitled upon dissolution, liquidation, or winding up, the holders of Common shall be entitled to share ratably in the remaining assets of the Corporation.


             ARTICLE 6. POWERS AND QUALIFICATIONS OF PREFERRED STOCK

                  6.1 POWERS AND QUALIFICATIONS IN GENERAL. The Preferred shall be divided into one or more series. One series shall consist of One Million Five Hundred Thousand shares and is designated "Series A Convertible Preferred Stock" (referred to in this Certificate as "Series A Preferred"). A second series shall consist of One Million Three Hundred Sixty-Six Thousand shares and is designated "Series B Convertible Preferred Stock" (referred to in this Certificate as "Series B Preferred"). A third series shall consist of Two Million shares and is designated "Series C Convertible Preferred Stock" (referred to in this Certificate as "Series C Preferred"). The Board of Directors of the Corporation is expressly authorized to provide from time to time for the issue of all or any of the shares of Preferred remaining undesignated in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional or other special rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors of the Corporation providing for the issue of such shares and as may be permitted by the Law.

                  6.2 POWERS AND QUALIFICATIONS OF SERIES A PREFERRED, SERIES B PREFERRED AND SERIES C PREFERRED. The powers, preferences and rights, and the qualifications, limitations, and restrictions thereof, of the Series A Preferred and Series B Preferred and Series C Preferred (referred to collectively and individually as the "Old Preferred") are as set forth in this Section.

         (a) VOTING RIGHTS. Except as otherwise required by law, each share of Old Preferred shall entitle the holder thereof to vote on each matter submitted to a vote of the shareholders of the Corporation and to have the number of votes equal to the number (including any fraction)

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of shares of Common into which such share of Old Preferred is then convertible pursuant to the provisions hereof at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders becomes effective. Except as otherwise required by law, the holders of shares of Common and Old Preferred shall vote together and not as separate classes, and the holders of Series A Preferred, Series B Preferred and Series C Preferred shall vote together as a single class of Preferred and not as separate series.

         (b) DIVIDENDS. The holders of the Old Preferred shall be entitled to receive, as, when and if declared by the Board, but only out of funds legally available therefor, cash dividends in such amounts as the Board may determine. No dividends shall be declared or paid on the shares of any series of Old Preferred for any dividend period unless at the same time such dividend shall be declared or paid on all shares of Old Preferred equally.

         In addition, in the event any dividend or other distribution payable in cash or other property (other than securities of the Corporation the issuance of which gives rise to adjustment of the Conversion Price pursuant to Section of this Article) is declared on the Common, each holder of shares of Old Preferred on the record date for such dividend or distribution shall be entitled to receive on the date of payment or distribution of such dividend or other distribution the same cash or other property which such holder would have received on such record date if such holder was the holder of record of the number (including any fraction) of shares of Common into which the shares of Old Preferred then held by such holder are then convertible.

         (c) LIQUIDATION RIGHTS. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up, the holder of each then outstanding share of Series A Preferred, Series B Preferred or Series C Preferred shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, and before any payment or declaration and setting apart for payment of any amount with respect of the Common or any other equity security, the amount of $1.00, $1.25 or $1.50 per share (such amounts to be adjusted proportionally in the event the shares of Preferred, or any series thereof, are subdivided into a greater number or combined into a lesser number), respectively, plus any and all accrued or declared but unpaid dividends declared on such share. The Series A Preferred, Series B Preferred and Series C Preferred shall rank on a parity as to the receipt of the respective preferential amounts for each such series upon the occurrence of such event. If the Corporation shall have insufficient assets and funds to pay such preferential amounts in full to the holders of the Series A Preferred, Series B Preferred and Series C Preferred, then all assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred, Series B Preferred and Series C Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive.

         Whenever the distribution provided in this Section shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board.


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         (d)      CONVERSION.

         (i)      TERMS OF CONVERSION.

                  (A) OPTIONAL CONVERSION FOR SERIES A PREFERRED. The holder of each share of Series A Preferred shall have the right (the "Series A Conversion Right"), at such holder's option, to convert such share at any time, without cost and otherwise on the terms of this Section, into the number of fully paid and non-assessable shares of Common that results from dividing:

                      (1) $1.00 (such amount to be adjusted proportionately in
                the event the shares of Series A Preferred are subdivided into a greater number or combined into a lesser number),

                by:

                      (2) the Series A Conversion Price (as defined below) per
                share in effect at the time of conversion.

The "Series A Conversion Price" per share shall initially be $1.00, subject to adjustment from time to time as provided in this Section.

                  (B) OPTIONAL CONVERSION FOR SERIES B PREFERRED. The holder of each share of Series B Preferred shall have the right (the "Series B Conversion Right"), at such holder's option, to convert such share at any time, without cost and otherwise on the terms of this Section, into the number of fully paid and non-assessable shares of Common that results from dividing:

                      (1) $1.25 (such amount to be adjusted proportionately in
                the event the shares of Series B Preferred are subdivided into a greater number or combined into a lesser number),

                by:

                      (2) the Series B Conversion Price (as defined below) per
                share in effect at the time of conversion.

The "Series B Conversion Price" per share shall initially be $1.25, subject to adjustment from time to time as provided in this Section.

                  (C) OPTIONAL CONVERSION FOR SERIES C PREFERRED. The holder of each share of Series C Preferred shall have the right (the "Series C Conversion Right"), at such holder's option, to convert such share at any time after the first anniversary (referred to below as the "First Anniversary") of the date on which the Corporation first sells and issues any share of Series C Preferred, without cost and otherwise on the terms of this Section, into the number of fully paid and non-assessable shares of Common that results from dividing:


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                      (1) $1.50 (such amount to be adjusted proportionately in
                the event the shares of Series C Preferred are subdivided into a greater number or combined into a lesser number),

                by:

                      (2) the Series C Conversion Price (as defined below) per
                share in effect at the time of conversion.

The "Series C Conversion Price" per share shall initially be $1.50, subject to adjustment from time to time as provided in this Section. The "Series A Conversion Right," the "Series B Conversion Right" and the "Series C Conversion Right" are sometimes collectively referred to below as the "Conversion Right". The "Series A Conversion Price," the "Series B Conversion Price" and the "Series C Conversion Price" are sometimes collectively referred to below as the "Conversion Price".

                  (D) MANDATORY CONVERSION FOR SERIES A PREFERRED AND SERIES B PREFERRED. Upon the consummation of the issuance and sale of Common in the Corporation's Qualified Initial Public Offering (as hereinafter defined), each share of Series A Preferred and Series B Preferred shall be automatically converted, without cost and on the terms of this Section, into the number of shares of Common into which such share of Series A Preferred or Series B Preferred would respectively be convertible under Section and Section above immediately prior to such Qualified Initial Public Offering.

                  (E) MANDATORY CONVERSION FOR SERIES C PREFERRED. Each share of Series C Preferred shall be automatically converted, without cost and on the terms of this Section as follows:

                  (1) upon the consummation of the issuance and sale of Common in the Corporation's Qualified Initial Public Offering on or prior to the First Anniversary, into the number of shares of Common that results from dividing:

                      (y) $1.50 (such amount to be adjusted proportionately in
                the event the shares of Series C Preferred are subdivided into a greater number or combined into a lesser number),

                by:

                      (z) a fraction, the numerator of which is the Series C
                Conversion Price then applicable, and the denominator of which is the price per share at which the Corporation issues and sells Common in the Qualified Initial Public Offering; or

                  (2) upon the consummation of the issuance and sale of Common in the Corporation's Qualified Initial Public Offering after the First Anniversary, into the number of shares of Common into which such share of Series C Preferred would be convertible under Section above immediately prior to such Qualified Initial Public Offering.

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         (ii)     MECHANICS OF CONVERSION.

                  (A) OPTIONAL CONVERSION. A holder of any share of Old Preferred may exercise the Conversion Right of such share by surrendering the certificate therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Old Preferred, together with a written notice to the Corporation which shall state:

                  (1) that such holder elects to convert the same, and

                  (2) the number of shares of Old Preferred being converted.

Thereupon the Corporation shall promptly issue and deliver to the holder of such shares a certificate or certificates for the number of shares of Common to which such holder shall be entitled. If the certificate evidencing the Old Preferred being converted shall also evidence shares of Old Preferred not being converted, then the Corporation shall also deliver to the holder of such certificate a new stock certificate evidencing the Old Preferred not converted.

         The conversion of any shares of Old Preferred shall be deemed to have been made immediately prior to the close of business on the date that the shares of Old Preferred to be converted are surrendered to the Corporation, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date. Any dividends or distributions declared but unpaid at the time of conversion with respect to the Old Preferred so converted shall be paid to the holder of such Common.

                  (B) MANDATORY CONVERSION. The Corporation shall give written notice to each holder of a share of Old Preferred not more than forty (40) nor less than twenty (20) days before the anticipated effective date of the registration statement with respect to any Qualified Initial Public Offering, and shall also give written notice to each such holder upon the consummation of the issuance and sale of Common in the Corporation's Qualified Initial Public Offering. Following the conversion of such shares, each holder of shares so converted may surrender the certificate therefor at the office of the Corporation or any transfer agent for the Old Preferred. Upon such surrender, the Corporation shall issue and deliver to each holder a certificate or certificates for the number of shares of Common to which such holder is entitled.

         The conversion of shares of Old Preferred shall take place upon the consummation of the issuance and sale of Common in the Corporation's Qualified Initial Public Offering, whether or not the certificates representing such shares of Old Preferred shall have been surrendered or new certificates representing the shares of Common into which such shares have been converted shall have been issued.

         (iii) ADJUSTMENT OF CONVERSION PRICE. The Conversion Price for each share of Old Preferred and the kind of securities issuable upon the conversion of each share of Old Preferred shall be adjusted from time to time as follows:

                  (A) SUBDIVISION OR COMBINATION OF SHARES. If the Corporation at any time effects a subdivision or combination of the outstanding Common, each Conversion Price shall

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be decreased, in the case of a subdivision, or increased, in the case of a combination, in the same proportions as the Common is subdivided or combined, in each case effective automatically upon, and simultaneously with, the effectiveness of the subdivision or combination which gives rise to the adjustment.

                  (B) STOCK DIVIDENDS. If the Corporation at any time pays a dividend, or makes any other distribution, to holders of Common payable in shares of Common, or fixes a record date for the determination of holders of Common entitled to receive a dividend or other distribution payable in shares of Common, the Conversion Price shall be decreased by multiplying it by a fraction:

                  (1) the numerator of which shall be the total number of shares of Common outstanding immediately prior to such dividend or distribution, and

                  (2) the denominator of which shall be the total number of shares of Common outstanding immediately after such dividend or distribution (plus, if the Corporation paid cash instead of fractional shares otherwise issuable in such dividend or distribution, the number of additional shares which would have been outstanding had the Corporation issued fractional shares instead of cash), in each case effective automatically as of the date the Corporation shall take a record of the holders of its Common for the purpose of receiving such dividend or distribution (or if no such record is taken, as of the effectiveness of such dividend or distribution).

                  (C) RECLASSIFICATION, CONSOLIDATION OR MERGER. If at any time, as a result of:

                  (1) a capital reorganization or reclassification (other than a subdivision, combination or dividend which gives rise to an adjustment of each Conversion Price pursuant to clauses (i) or (ii) of this Section), or

                  (2) a merger or consolidation of the Corporation with another corporation (whether or not the Corporation is the surviving corporation),

the Common issuable upon the conversion of the Old Preferred shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Corporation or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Old Preferred (or of any securities into which the Old Preferred is changed or for which the Old Preferred is exchanged), so that:

                  (y) the holders of Old Preferred or of such substitute securities shall thereafter be entitled to receive, upon conversion of the Old Preferred or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such holders had converted their Old Preferred immediately prior to such capital reorganization, reclassification, merger, or consolidation, and


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                  (z) the Old Preferred or such substitute securities shall
         thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in this Section.

No consolidation or merger in which the Corporation is not the surviving corporation shall be consummated unless the surviving corporation shall agree, in writing, to the provisions of this Section. The provisions of this Section shall similarly apply to successive capital reorganizations, reclassifications, mergers, and consolidations.

                  (D) OTHER ACTION AFFECTING COMMON. If at any time the Corporation takes any action affecting its Common, other than an action described in any of Sections through which, in the opinion of the Board, would have an adverse effect upon the Conversion Rights of the Old Preferred, the Conversion Price or the kind of Securities issuable upon the conversion of Old Preferred, or both, shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

                  (E) NOTICE OF ADJUSTMENT EVENTS. Whenever the Corporation contemplates the occurrence of an event which would give rise to adjustments under Sections through above, the Corporation shall mail to each holder of Old Preferred, at least 30 days prior to the record date with respect to such event or, if no record date shall be established, at least 30 days prior to such event, a notice specifying (A) the nature of the contemplated event, and (B) the date on which any such record is to be taken for the purpose of such event, and
(C) the date on which such event is expected to become effective, and (D) the time, if any is to be fixed, when the holders of record of Common (or other securities) shall be entitled to exchange their shares of Common (or other securities) for securities or other property deliverable in connection with such event.

                  (F) NOTICE OF ADJUSTMENTS. Whenever the Conversion Price or the kind of securities issuable upon the conversion of any or all of the Series A Preferred, the Series B Preferred or the Series C Preferred shall be adjusted pursuant to Sections through above, the Corporation shall make a certificate signed by its President or a Vice President and by its Chief Financial Officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Conversion Price and the kind of securities issuable upon the conversion of any or all of the Series A, Series B Preferred or Series C Preferred after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to each holder of Old Preferred promptly after each adjustment.

         (iv) RESERVATION OF SHARES. The Corporation will take such corporate action as may be necessary from time to time so that at all times it will have authorized, and reserved out of its authorized but unissued Common for the sole purpose of issuance upon conversion of shares of Old Preferred, a sufficient number of shares of Common to permit the conversion in full of all outstanding shares of Old Preferred.

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         (v) FULL CONSIDERATION. All shares of Common which shall be issued upon the conversion of any Old Preferred (which is itself fully paid and non-assessable) will, upon issuance, be fully paid and non-assessable. The Corporation will pay such amounts and will take such other action as may be necessary from time to time so that all shares of Common which shall be issued upon the conversion of any Old Preferred will, upon issuance and without cost to the recipient, be free from all preemptive rights, taxes, liens and charges with respect to the issue thereof.

         (e) QUALIFIED INITIAL PUBLIC OFFERING. For the purposes of this Article, "Qualified Initial Public Offering" shall mean the first public offering and sale of at least $5,000,000 of Common of the Corporation, at a price of not less than $5.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, or other reclassifications of shares), pursuant to an effective registration statement under the Securities Act of 1933, as amended from time to time.

         (f) CANCELLATION UPON CONVERSION. Upon the conversion of any shares of Old Preferred, the Corporation shall not reissue such shares of Old Preferred, and the number of shares of the series of Preferred to which the converted shares belong authorized by Article shall be automatically reduced by the number of shares of such series of Old Preferred so converted. Upon the conversion of all then-outstanding shares of any series of Old Preferred, the series of Old Preferred shall no longer be deemed designated, and all reference to such series in this Certificate shall be deemed eliminated.


                         ARTICLE 7. BOARD OF DIRECTORS.

                  7.1 NUMBER OF DIRECTORS. The number of directors composing the Board of Directors of the Corporation shall be not less than four nor more than nine. The exact number shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution.

                  7.2 ELECTION OF DIRECTORS. Elections of directors need not be by written ballot unless the by-laws of the Corporation so provide.

                  7.3 CLASSIFICATION OF DIRECTORS. Except as otherwise provided in this Certificate, the directors of the Corporation shall be divided into three classes. The term of office of the directors of Class I shall expire at the annual meeting of the stockholders of the Corporation in 1994. The term of office of the directors of Class II shall expire at the annual meeting of the stockholders of the Corporation in 1995. The term of office of the directors of the Class III shall expire at the annual meeting of the stockholders of the Corporation in 1996. At each annual election of directors, directors shall be chosen for a full three-year term to succeed those whose terms expire. Directors elected from time to time other than as successors to directors whose terms have expired, or to fill the remaining term of a director previously elected, shall be assigned by the Board of Directors of the Corporation to the first, second or third class so as to maintain, so far as is possible, equal numbers of directors in each class. This Section shall not limit the power of the Corporation, through this Certificate, to confer upon holders of any class or series of stock the right to elect one or more directors who shall

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serve for such term, and have such voting powers, as shall be stated in this
Certificate, and the directors so elected shall not be divided into classes pursuant to this Section.

                  7.4 VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Except as required by law or this Certificate, all vacancies on the Board and newly-created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or by the vote of the holders of a majority of the outstanding shares of stock entitled to vote on the election of directors.

                  7.5 INITIAL DIRECTORS. Until changed by resolution of the directors in accordance with Section of this Certificate, the number of directors shall be four. The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of the stockholders of the Corporation or until their successors are elected and qualified are as follows, each of whom shall serve in the class of directors set forth beneath his or her name:



Name and Class                          Mailing Address
-------------                           ---------------
Ora E. Smith                            1840 Oak Avenue
Class I                                 3rd Floor
                                        Evanston, Illinois  60201

Craig M. Siegler                        135 South LaSalle Street
Class II                                42nd Floor
                                        Chicago, Illinois  60637

Leonard A. Batterson                    303 West Madison Street
Class III                               Suite 1110
                                        Chicago, Illinois  60606

Steven Lazarus                          20 North Wacker Drive
Class III                               Suite 1849
                                        Chicago, Illinois  60606


                        ARTICLE 8. LIABILITY OF DIRECTORS

                  No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that to the extent required by the Law this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Law, or (iv) for any transaction from which the director derived an improper personal benefit.


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            ARTICLE 9. INDEMNIFICATION OF DIRECTORS AND OTHER PERSONS

                  The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director of the Corporation (and the Corporation, in the discretion of the Board, may so indemnify a person by reason of the fact that he or she is or was an officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding; provided, however, that, the Corporation shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by such person and not by way of defense, or (ii) for any amounts paid in settlement of an action effected without the prior written consent of the Corporation to such settlement. Such indemnification is not exclusive of any other right to indemnification provided by law, agreement or otherwise.


                       ARTICLE 10. PROSPECTIVE AMENDMENTS

                  No amendment to or repeal of Article or Article of this Certificate shall apply to or have any effect on the rights of any individual referred to in Article or Article for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.


                         ARTICLE 11. STOCKHOLDER ACTIONS

                  At any time after the first sale to the public of any of the Corporation's securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, any action required or permitted to be taken by the holders of the Common (whether voting separately as a class or together with other classes) must be taken at a duly convened annual or special meeting of such stockholders, and may not be taken without a meeting by a consent in writing by such holders.


                        ARTICLE 12. BUSINESS COMBINATIONS

                  The Corporation hereby expressly elects not to be governed by
Section 203 of the Law.



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                               ARTICLE 13. BY-LAWS

                  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.


                            ARTICLE 14. INCORPORATOR

                  The name and mailing address of the Sole Incorporator are as follows:

                            Thomas M. Fitzpatrick
                            20 North Wacker Drive, Suite 1849
                            Chicago, Illinois  60606


                  IN WITNESS WHEREOF, I have hereunto set my hand this August 19, 1993.


                                        /s/ Thomas M. Fitzpatrick
                                        ----------------------------------------
                                        Thomas M. Fitzpatrick, Sole Incorporator



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                          PLAN AND AGREEMENT OF MERGER

                                       OF

                       ILLINOIS SUPERCONDUCTOR CORPORATION
                             AN ILLINOIS CORPORATION

                                  WITH AND INTO

                 ILLINOIS SUPERCONDUCTOR CORPORATION OF DELAWARE
                             A DELAWARE CORPORATION



                  SECTION 15. AGREEMENT TO MERGE. Illinois Superconductor Corporation, an Illinois corporation ("ISC-Illinois"), shall be merged into Illinois Superconductor Corporation of Delaware, a Delaware corporation ("ISC-Delaware"), in accordance with applicable provisions of the laws of Illinois and Delaware. ISC-Delaware shall be the surviving corporation.


                  SECTION 16. TERMS AND CONDITIONS.

                  16.1 The terms and conditions of the merger and the mode of carrying the same into effect are as follows.

                  16.2 ISC-Illinois and ISC-Delaware shall become a single corporation which shall be ISC-Delaware, the surviving corporation. The separate existence of ISC-Illinois shall cease but the existence of ISC-Delaware shall continue.

                  16.3 ISC-Delaware shall possess all the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of ISC-Delaware and of ISC-Illinois. All property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to ISC-Illinois shall be taken and deemed to be transferred to and vested in ISC-Delaware without further act. The title to any real estate, or any interest therein, vested in ISC-Illinois shall be taken and deemed to be transferred to ISC-Delaware and shall not revert or be in any way impaired by reason of the merger.

                  16.4 ISC-Delaware shall be responsible and liable for all the liabilities and obligations of ISC- Illinois.

                  16.5 The aggregate amount of the net assets of ISC-Delaware and ISC-Illinois available for the payment of dividends or the purchase of treasury shares immediately prior to the merger, to the extent that the value thereof is not transferred to paid-in capital by the issuance of shares of ISC-Delaware or otherwise, shall continue to be available for the payment of dividends or the purchase of treasury shares by ISC-Delaware.

                  SECTION 17. CONVERSION OF SHARES.

                  17.1 The manner and basis of converting the shares of ISC-Delaware and ISC-Illinois into shares or other securities or obligations of ISC-Delaware are as follows.

                  17.2 The number of shares which ISC-Illinois has authority to issue is:

                  (a) 10,208,036 shares of Common Stock of which 483,868 shares are issued; and

                  (b) 4,866,000 shares of Preferred Stock, of which 1,500,000 are designated Series A Convertible Preferred Stock, 1,366,000 are designated Series B Convertible Preferred Stock, and 2,000,000 are designated Series C Convertible Preferred Stock.

Of the shares designated Series A Convertible Preferred Stock, 1,500,000 shares are issued. Of the shares designated Series B Convertible Preferred Stock, 1,366,000 shares are issued. Of the shares designated Series C Convertible Preferred Stock, 1,446,667 shares are issued.

                  17.3 The number of shares which ISC-Delaware has authority to issue is:

                  (a) 15,000,000 shares of Common Stock, none of which is issued; and

                  (b) 4,966,000 shares of Preferred Stock, of which 1,500,000 are designated Series A Convertible Preferred Stock, 1,366,000 are designated Series B Convertible Preferred Stock, and 2,000,000 are designated Series C Convertible Preferred Stock.

None of the shares of Preferred Stock of any series is issued.

                  17.4 Upon the issuance of a Certificate of Merger:

                  (a) Each share of Common Stock of ISC-Illinois which is issued and outstanding on the effective date of the merger shall be converted, by and upon the merger and without any action on the part of the holder of such share, into one share of fully paid and non-assessable Common Stock of ISC-Delaware.

                  (b) Each share of Series A Convertible Preferred Stock of ISC-Illinois which is issued and outstanding on the effective date of the merger shall be converted, by and upon the merger and without any action on the part of the holder of such share, into one share of fully paid and non-assessable Series A Convertible Preferred Stock of ISC-Delaware.

                  (c) Each share of Series B Convertible Preferred Stock of ISC-Illinois which is issued and outstanding on the effective date of the merger shall be converted, by and upon the merger and without any action on the part of the holder of such share, into one share of fully paid and non-assessable Series B Convertible Preferred Stock of ISC-Delaware.

                  (d) Each share of Series C Convertible Preferred Stock of ISC-Illinois which is issued and outstanding on the effective date of the merger shall be converted, by and upon the merger and without any action on the part of the holder of such share, into one share of fully paid and non-assessable Series C Convertible Preferred Stock of ISC-Delaware.

                  (e) The paid-in capital of ISC-Illinois shall be transferred to the paid-in capital of ISC-Delaware.

                  (f) Certificates for the shares of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of ISC-Delaware shall be issued to the holders of all of the outstanding Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, respectively, as of the merger date, in place and upon the surrender of previously issued stock certificates, on the aforesaid basis. Stock certificates of ISC-Illinois shall be surrendered to ISC-Delaware at its office located at 1840 Oak Avenue, Third Floor, Evanston, Illinois 60201. However, upon the merger becoming effective, the holders of the shares of ISC-Illinois outstanding immediately prior to the merger shall thereupon cease to be holders of said shares and shall be and become holders of shares of ISC-Delaware upon the basis hereinabove specified, whether or not stock certificates representing the previously outstanding shares of ISC-Illinois are surrendered or stock certificates representing shares of ISC-Delaware are issued and delivered.


                  SECTION 18. CERTIFICATE OF INCORPORATION.

                  18.1 The Certificate of Incorporation of the surviving corporation shall be amended by the merger by the deletion of Article 1 in its entirety and the insertion in lieu thereof of the following Article 1:

                                "ARTICLE 1. NAME

                  The name of the Corporation is ILLINOIS SUPERCONDUCTOR CORPORATION (the "Corporation")."


                  18.2 As of the effective time of the merger, the Certificate of Incorporation of ISC-Delaware, amended in accordance with Section above, and the By-Laws of ISC-Delaware shall be the Certificate of Incorporation and the By-Laws of the surviving corporation.


                  SECTION 19. ADOPTION. This Plan and Agreement of Merger has been approved, adopted, certified, executed and acknowledged by ISC-Illinois and ISC-Delaware in accordance with the laws under which each is, respectively, organized.

ILLINOIS SUPERCONDUCTOR CORPORATION          Dated September 23, 1993

By   /s/ Ora E. Smith                        Attested by   /s/ Stephen G. Wasko
     ------------------------------                        ---------------------
     Ora E. Smith,                                         Stephen G. Wasko,
     President                                             Secretary



ILLINOIS SUPERCONDUCTOR CORPORATION          Dated September 23, 1993
OF DELAWARE

By   /s/ Ora E. Smith                        Attested by   /s/ Stephen G. Wasko
     ------------------------------                        ---------------------
     Ora E. Smith,                                         Stephen G. Wasko,
     President                                             Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       ILLINOIS SUPERCONDUCTOR CORPORATION

                  ILLINOIS SUPERCONDUCTOR CORPORATION (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (as amended from time to time, the "Law"), does hereby certify:

         I. That, by a written consent executed in accordance with Section 141(f) of the Law and effective September 27, 1993, the Board of Directors of the Corporation adopted a resolution setting forth the Amendment to Certificate of Incorporation set forth below (the "Amendment"), declaring its advisability, and submitting it to the stockholders entitled to vote in respect thereof.

         "RESOLVED, that Article 4 of the certificate of incorporation of the Corporation is hereby amended in its entirety to read as follows:

                          "ARTICLE 4. AUTHORIZED STOCK

                           "4.1. NUMBER, CLASSIFICATION AND PAR VALUE. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Nineteen Million Nine Hundred Sixty-Six Thousand (19,966,000), of which Fifteen Million (15,000,000) shares are of a class designated "Common Stock" (referred to in this Certificate as "Common"), and Four Million Nine Hundred Sixty-Six Thousand shares are of a class designated "Preferred Stock" (referred to in this Certificate as "Preferred"). The total number of shares of all classes of stock which the Corporation shall have authority to issue, and the number of shares of Preferred, may be reduced from time to time in accordance with Section of this Certificate. The Common shall have a par value of $.001 per share. The Preferred shall have a par value of $.001 per share.

                           "4.2. COMBINATION OF COMMON STOCK. At the time the filing of the Certificate of Amendment of Certificate of Incorporation containing these Sections 4.2 and 4.3 with the Secretary of State of the State of Delaware becomes effective, a reverse stock split will take effect whereby each outstanding whole share of the Corporation's Common shall automatically and without the necessity of any other action become 0.545th of one share of the Corporation's Common and correspondingly each fraction of a share of Common shall automatically and without the necessity of any other action be reduced by the same proportion. Upon the occurrence of the combination of the Common effected by this Section 4.2, each certificate for outstanding shares of Common dated prior to the effective date of the combination of the Common effected by this Section 4.2 shall evidence, and be deemed to evidence, the number of shares of Common into which the shares previously evidenced by such certificate shall have been combined in accordance with this Section 4.2, and the combination of the Common effected by this Section 4.2 shall become effective in accordance with the terms hereof, whether or not any or all of the certificates evidencing Common shall have been surrendered or new certificates evidencing the number of shares of Common into which such shares have been combined shall have been issued in accordance with Section 4.3 hereof.

                           "4.3. SUBSEQUENT REISSUANCE OF CERTIFICATES.
         Following the occurrence of the combination of the Common effected by
         Section 4.2, the holders of shares of Common shall either a) surrender each certificate evidencing any such shares at the office of the Corporation, or b) notify the Corporation that such certificate has been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with the reissuance of such lost, stolen or destroyed certificate. The Corporation shall thereupon issue and deliver to each such holder a certificate or certificates, in the name shown on such certificate evidencing Common, for the number of shares of Common into which the shares of Common evidenced by the surrendered (or lost, stolen or destroyed) certificate have been combined, dated as of the date on which the combination of the Common effected by Section 4.2 becomes effective. The Corporation shall not be obligated to issue any certificate evidencing shares of Common in connection with the combination effected by this Amendment except in accordance with this
         Section 4.3."

         II. That, by a written consent executed in accordance with Section 228 of the Law, the holders of a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, have voted in favor of the adoption of the Amendment, and written notice of such action has been given as provided in Section 228(d) of the Law.

         III. That the Amendment has been duly adopted in accordance with
Section 242 of the Law.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be signed by its President and attested by its Secretary, all on September 27, 1993.

                                            ILLINOIS SUPERCONDUCTOR CORPORATION


                                            By: /s/ Ora E. Smith
                                               ---------------------------------
Attest:                                         Ora E. Smith, President

 /s/ Stephen G. Wasko
------------------------------
Stephen G. Wasko, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       ILLINOIS SUPERCONDUCTOR CORPORATION

                  ILLINOIS SUPERCONDUCTOR CORPORATION (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (as amended from time to time, the "Law"), does hereby certify:

         I. That, at a meeting held in accordance with Section 141(b) of the Law and effective March 9, 1998, the Board of Directors of the Corporation adopted a resolution setting forth the Amendment to Certificate of Incorporation set forth below (the "Amendment"), declaring its advisability, and submitting it to the stockholders entitled to vote in respect thereof.

         "RESOLVED, that Article 4, Section 4.1 of the certificate of incorporation of the Corporation is hereby amended in its entirety to read as follows:

                          "ARTICLE 4. AUTHORIZED STOCK

                           "4.1. NUMBER, CLASSIFICATION AND PAR VALUE. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Thirty Million One Hundred Thousand (30,100,000), of which Thirty Million (30,000,000) shares are of a class designated "Common Stock" (referred to in this Certificate as "Common"), and One Hundred Thousand (100,000) shares are of a class designated "Preferred Stock" (referred to in this Certificate as "Preferred"). The total number of shares of all classes of stock which the Corporation shall have authority to issue, and the number of shares of Preferred, may be reduced from time to time in accordance with Section of this Certificate. The Common shall have a par value of $.001 per share. The Preferred shall have a par value of $.001 per share."

         II. That, at a special meeting of the stockholders called in accordance with Section 222 of the Law, the holders of a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, have voted in favor of the adoption of the Amendment, and written notice of the meeting has been given as provided in
Section 222(b) of the Law.

         III. That the Amendment has been duly adopted in accordance with
Section 242 of the Law.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be signed by its President and attested by its Secretary, all on April 22, 1998.


                                            ILLINOIS SUPERCONDUCTOR CORPORATION


                                            By:  /s/ Edward W. Laves
                                               ---------------------------------
Attest:                                          Edward W. Laves, President

 /s/ Stephen G. Wasko
----------------------------
Stephen G. Wasko, Secretary



                                       -2-